Exhibit 99.1

ClearSign Combustion Corporation Announces Third Quarter 2013 Results

Nov 11, 2013

SEATTLE, Nov. 11, 2013 /PRNewswire/ -- ClearSign Combustion Corporation (Nasdaq: CLIR), an emerging leader in combustion and emissions control technology for industrial, commercial and utility markets, today announced its results for the quarter ended September 30, 2013. The Company incurred losses of $1,362,000 and$4,125,000 for the three months and nine months ended September 30, 2013, respectively, as compared to losses f $1,132,000 and $3,017,000 for the same periods in 2012.

ClearSign recorded its first revenue in the three months ended September 30, 2013totaling $50,000. This resulted from a portion of the initial phase of a solid fuel burner co-development project, sponsored by a major waste-to-energy company

Research and development costs totaled $470,000 and $1,466,000 for the three months and nine months ended September 30, 2013, respectively, as compared to $331,000 and $887,000 for the same periods in 2012, reflecting increased personnel levels and research activities in 2013. General and administrative costs increased to $911,000 and $2,685,000 for the three months and nine months ended September 30, 2013, respectively, as compared to $811,000 and $2,145,000 for the same periods in 2012, reflecting increased marketing costs and the expense of operating as a public company following the Company's initial public offering in April 2012 at $4.00 per share raising net proceeds of $11,640,000.

Working capital at September 30, 2013 totaled $3,303,000, including cash and cash equivalents of $3,989,000. Management expects these funds to be sufficient to fund activities at least through April 2014.

“The third quarter has been tremendously productive, and I'm excited to report that not only has ClearSign achieved several major commercialization milestones ahead of schedule, but the results we are reporting have exceeded even our best-case expectations and are attracting significant attention from prospective partners and customers. We have now demonstrated NOx emissions -- in the burner alone -- at levels that compete with state of the art NOx control systems costing hundreds of thousands of dollars. Moreover the Duplex burner features a dramatically lower ongoing cost of ownership as compared to these costly “post-combustion” systems. Some of the world's leading companies are paying close attention to these results as we push forward aggressively toward commercialization of what is a potentially a market-disrupting technology,” said ClearSign CEO, Rick Rutkowski.

According to Rutkowski, Filtration+Separation magazine estimates in its April 2013 issue that the market for NOx control technology will be $11 billion in 2014 of which non-utility [commercial and industrial boiler applications] will comprise over $2 billion annually. Reporting in the American Society of Mechanical Engineers, the McIlvaine Company projects double-digit growth in this market, placing NOx control at #4 on its list of the top ten most promising growth markets in energy, air and water.

Rutkowski continued, “Several highlights from this quarter include:

▪	“This morning’s announcement that we have now demonstrated that ClearSign's Duplex burner architecture may support the long-sought industry goal of achieving near-zero emissions of both NOx and CO, while offering the most compelling combination of performance and ownership costs of any technology on the market today. ClearSign's Duplex burner architecture achieves NOx levels -- using only a standard burner -- that today require systems costing an average of $600,000 for the 36,000 large industrial boilers in the US alone.
▪	“This amounts to an unparalleled 90% reduction in NOx emissions -- from 50 PPM to 5 PPM -- eliminating the need for expensive SCR and FGR technologies.
▪	“This quarter, we also demonstrated the ability to shape the flame in a solid-fuel combustion system, creating more even heat distribution and reducing peak temperatures -- a technique we believe may significantly increase system capacity, leading to greater profitability for operators of solid fuel combustion systems such as municipal solid waste. More even heat distribution will also reduce maintenance, particularly costly unscheduled maintenance.
▪	“ClearSign met its aggressive 2013 goal of dropping NOx to 2 PPM in a vertically-fired configuration similar to burners found in the petrochemical and refining facilities. As a result, we revised our already aggressive goal to achieve 1 PPM or lower by the end of the year.
▪	“This major accomplishment was announced at a live web conference which included a roundtable of industry experts, including current and former managers and leading researchers at Marathon Petroleum Corporation, Chevron Corporation, The Energy Solutions Center and the University of California, Berkeley.
▪	“ClearSign's thought leadership and visibility within the combustion and emissions control industries is also increasing. ClearSign CTO, Joe Colannino, spoke at two prestigious conferences, including the American Flame Research Council's 2013 Industrial Combustion Symposium in Honolulu and the Air Quality IX conference inWashington, DC, both generating strong interest.
▪	"Media interest in ClearSign resulted in several articles including MIT Technology Review, Popular Science, Discovery News and EE Times. This exposure has resulted in a dramatic increase in traffic to ClearSign's website, with views of our “Future of Fire” video spiking dramatically with over 1,000 views daily. This has resulted in increased media attention and further enquiries from major media.

“Our goal for the remainder of the year remains to enter into collaborative agreements with leading suppliers and end-users in the three target segments that we have previously identified: Refinery and petrochemical process heaters, packaged boilers, and industrial solid fuel combustors. We continue to identify additional applications including a variety of process heater types and the potential application of our technology to improve gasification processes. We are also setting the stage for collaborative arrangements in Asia, and are targeting the first half of 2014 for partnering in this strategically important, and very large market.”

The Company announced that it intends to scale the package boiler configuration over the next several quarters from its current 1.1 MMBtu/h, first to 2 MMBtu/h and then to 3.4 MMBtu/h, which is the average burner size found in over 110,000 US-based units in the commercial market segment. The Company then expects to scale the novel burner design to achieve thermal output of over 10 MMBtu/h, positioning it for entry into the industrial and large commercial boiler market segment, in which there are more than 36,000 large units. For up-fired refinery burner applications, the company will scale first to 5 MMBtu/h and then to 10 MMBtu/h.

A conference call discussing the release of the Company's results for the quarter ended September 30, 2013 is scheduled for today, Monday, November 11, 2013 at 4:30 PM Eastern Time. To listen to the conference call, you should dial 1-800-860-2442 (international: +1-412-858-4600) five to ten minutes before the scheduled start time and request to be connected to the ClearSign Combustion Corporation conference call. Click here to listen to the call online. If you wish to listen to a replay of the conference call, you may dial 1-877-344-7529 (international: +1-412-317-0088) and enter conference ID 10036795. The replay will be available for 7 days after the conference call.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops technologies that aim to improve key performance characteristics of combustion systems including energy efficiency, emissions control, and fuel flexibility and overall cost effectiveness.  Our primary technologies include our Electrodynamic Combustion Control™ (ECC™) and Duplex™ platform technologies that improve control of flame shape and heat transfer and optimizes the complex chemical reactions that occur during combustion in order to minimize harmful emissions. For more information about the Company, please visitwww.clearsign.com

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While we believe that our expectations are based upon reasonable assumptions, there can be no assurances that our goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect our actual results and may cause results to differ materially from those expressed in forward-looking statements made by us or on our behalf. Some of these factors include the acceptance of existing and future products, the impact of competitive products and pricing, general business and economic conditions, and other factors detailed in our Annual Report on Form 10-K and other periodic reports filed with the SEC. We specifically disclaim any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

ClearSign Combustion Corporation

(a Development Stage Company)

Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Period from Inception (January 23, 2008) to
	2013	2012	2013	2012	September 30, 2013
Co-development revenue	$50,000	$-	$50,000	$-	$50,000
Cost of co-development revenue	34,000	-	34,000	-	34,000

Gross profit	16,000	-	16,000	-	16,000
Operating expenses:
Research and development	$470,000	$331,000	$1,466,000	$887,000	$3,174,000
General and administrative	911,000	811,000	2,685,000	2,145,000	9,681,000

Total operating expenses	1,381,000	1,142,000	4,151,000	3,032,000	12,855,000

Loss from operations	(1,365,000)	(1,142,000)	(4,135,000)	(3,032,000)	(12,839,000)
Other income (expense)	3,000	10,000	10,000	15,000	35,000

Net Loss	$(1,362,000)	$(1,132,000)	$(4,125,000)	$(3,017,000)	$(12,804,000)

Net Loss per share	$(0.15)	$(0.13)	$(0.47)	$(0.42)	$(2.89)

Weighted average number of shares outstanding	8,801,402	8,752,015	8,790,801	7,209,133	4,432,985

ClearSign Combustion Corporation

(a Development Stage Company)

Balance Sheets

(Unaudited)

	September 30,	December 31,
	2013	2012
ASSETS

Current Assets:
Cash and cash equivalents	$3,989,000	$8,027,000
Prepaid expenses	225,000	60,000
Total current assets	4,214,000	8,087,000

Fixed assets, net	416,000	400,000
Patents and other intangible assets	1,216,000	618,000
Other assets	10,000	10,000

Total Assets	$5,856,000	$9,115,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$205,000	$276,000
Accrued compensation	706,000	168,000
Total current liabilities	911,000	444,000
Deferred rent	33,000	35,000
Total liabilities	944,000	479,000

Stockholders' Equity:
Common stock, 8,810,674 and 8,752,015 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	1,000	1,000
Additional paid-in capital	17,715,000	17,314,000
Deficit accumulated in the development stage	(12,804,000)	(8,679,000)
Total stockholders' equity	4,912,000	8,636,000

Total Liabilities and Stockholders' Equity	$5,856,000	$9,115,000

SOURCE ClearSign Combustion Corporation

For further information: Media Contact: Bronwyn Wallace, Hill+Knowlton Strategies, (713) 752-1929, bronwyn.wallace@hkstrategies.com, or Investor Relations: (206) 538-2732, investors@clearsign.com